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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 26, 1999, relating to John Hancock Mutual Life Insurance Company and subsidiaries in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-87271) and related Prospectus of John Hancock Financial Services, Inc.

  Our audit also included the financial statement schedules of John Hancock Mutual Life Insurance Company and subsidiaries listed in Item 16(b). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                          /s/ Ernst & Young LLP
                                            Ernst & Young LLP

Boston, Massachusetts

January 21, 2000